Exhibit 99.2
CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com
DEALERTRACK SCHEDULES CONFERENCE CALL TO DISCUSS
STRATEGIC AGREEMENT WITH GMAC
AND ISSUES GUIDANCE FOR 2010
Lake Success, NY, February 10, 2010 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) has scheduled a conference call for February 10, 2010 at 6:00 pm EST to discuss an important strategic relationship with GMAC Financial Services. Under the long-term agreement, GMAC will be listed as a financing option on the DealerTrack credit application processing network. The call will be hosted by Mark O’Neil, Chairman and Chief Executive Officer and Eric Jacobs, Chief Financial and Administrative Officer. The call will also include a discussion of guidance for 2010.
Please refer to the press release issued earlier today by GMAC that provides certain details of the agreement.
Guidance for 2010 Annual Performance
DealerTrack provides its revenue and GAAP and non-GAAP earnings guidance for the full year 2010 as follows:
Expected GAAP Results
•	Revenue for the year is expected to be between $240.0 million and $246.0 million, net of approximately $1.5 million to $2.0 million of contra-revenue related to the GMAC agreement

•	GAAP net income for the year is expected to be between $2.0 million and $4.0 million

•	GAAP net income per share for the year is expected to be between $0.05 and $0.09
Expected Non-GAAP Results
•	Adjusted EBITDA for the year is expected to be between $41.0 million and $45.0 million

•	Adjusted net income for the year is expected to be between $21.5 million and $24.0 million

•	Adjusted net income per share for the year is expected to be between $0.51 and $0.57
GAAP net income and adjusted net income per share guidance for the year are based on an assumed 42.3 million diluted weighted average shares outstanding.
The guidance assumes that for 2010 new car sales will be 11.5 million units and used car sales will be 13.5 million units with consistent levels of indirect financing to 2009. The guidance also includes the expected ongoing impact of the Chrysler and General Motors bankruptcies and related franchise terminations, including the Saturn wind down. Also included in the guidance is the impact of the GMAC agreement.

DealerTrack has also provided a new financial measure in its guidance, adjusted net income. Management believes that adjusted net income is a meaningful measurement of the ongoing performance of the company’s business. The company will not be reporting cash net income going forward, but is providing a reconciliation of GAAP net income to cash net income for 2010 guidance in this release.
Adjusted net income is defined as GAAP net income excluding the following items, net of taxes: non-cash stock based compensation, the amortization of acquired identifiable intangibles, GMAC contra-revenue and may exclude certain other items. In the past, these certain other items have included: impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional fees, or realized gains or losses on securities. To further help one understand the calculation, a reconciliation of GAAP net income to adjusted net income for the third quarter of 2009 and for the first nine months of 2009 has been posted on the investor relations section of DealerTrack website.
DealerTrack still plans to release its fourth quarter 2009 financial results after the market closes on February 23, 2010.
Conference Call
DealerTrack will host a conference call to discuss the strategic agreement with GMAC and 2010 guidance on February 10, 2010 at 6:00 pm Eastern Time. The conference call will be webcast live on the Internet and will be available on our website. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until February 26, 2010.
Non-GAAP Financial Measures
The non-GAAP measures of adjusted EBITDA, adjusted net income and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income excluding interest, taxes, depreciation and amortization expenses, GMAC contra-revenue and may exclude certain other items such as: impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, or realized gains or (losses) on securities. Adjusted net income is a non-GAAP financial measure that represents GAAP net income excluding non-cash stock-based compensation expense, the amortization of acquired identifiable intangibles, GMAC contra-revenue and may also exclude certain other items, such as: impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, or realized gains or (losses) on securities. These adjustments, which are shown before taxes, are adjusted in total for their tax impact. Cash net income is a non-GAAP financial measure that represents GAAP net income excluding non-cash stock-based compensation expense (net of taxes), the amortization of acquired identifiable intangibles (net of taxes), GMAC contra-revenue (net of taxes) and may exclude other non-cash items such as: net non-cash realized gain or (loss) on securities (net of taxes, if applicable).

Adjusted EBITDA and adjusted net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our net income because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA, adjusted net income and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA, adjusted net income and cash net income is GAAP net income and has provided a reconciliation of adjusted EBITDA to GAAP net income, adjusted net income to GAAP net income and cash net income to GAAP net income, in Attachment 1 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack’s intuitive and high-value software solutions enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, agents and aftermarket providers. We believe our solution set for dealers is the industry’s most comprehensive. DealerTrack operates the industry’s largest online credit application network, connecting approximately 17,000 dealers with over 800 financing sources. Our dealer management system (DMS) provides dealers with easy-to-use tools with real-time data access that will streamline any automotive business. With our inventory solution (DealerTrack AAX), dealers get better data along with the tools to make smarter, more profitable inventory decisions. Our sales and finance and insurance (F&I) solution enables dealers to streamline the entire sales process, quickly structuring all types of deals from a single integrated platform. DealerTrack’s compliance solution helps dealers meet legal and regulatory requirements and protect their hard-earned assets. DealerTrack’s family of companies also includes data and consulting services providers, ALG (Automotive Lease Guide) and Chrome Systems.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2010 performance; assumptions relating to the improvement in both car sales and credit, the long-term outlook for its business, and DealerTrack’s growth and cash flow expectations; and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships by General Motors and Chrysler in the United States; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2010
	Expected Range
GAAP net income	$2.0	$4.0
Interest income	(0.5)	(0.5)
Interest expense	0.2	0.2
Provision for income taxes	1.3	2.6
Depreciation and amortization	17.0	17.2
Amortization of acquired identifiable intangibles	19.5	19.5

EBITDA (non-GAAP)	39.5	43.0
GMAC contra-revenue	1.5	2.0

Adjusted EBITDA (non-GAAP)	$41.0	$45.0

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2010
	Expected Range
GAAP net income	$2.0	$4.0
Adjustments
Non-cash stock-based compensation charges	11.2	11.4
Amortization of acquired identifiable intangibles	19.5	19.5
GMAC contra-revenue	1.5	2.0
Tax impact of adjustments	(12.7)	(12.9)

Adjusted net income (non-GAAP)	$21.5	$24.0

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2010
	Expected Range
GAAP net income	$2.0	$4.0
Non-cash stock-based compensation charges, net of taxes	6.7	6.9
Amortization of acquired identifiable intangibles, net of taxes	11.9	11.9
GMAC contra-revenue, net of taxes	0.9	1.2

Cash net income (non-GAAP)	$21.5	$24.0

TRAK-E ###